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                                                                    Exhibit 24.2


                             SECRETARY'S CERTIFICATE

                   I, LEONARD R. PRANGE, hereby certify that I am a Secretary of AMPERSAND MEDICAL CORPORATION, a Delaware corporation, and as such the official custodian of its records and seal; that attached hereto is a true and correct copy of resolutions which were adopted by the Board of Directors of the Corporation at a meeting thereof duly held on February 6, 2001, at which a quorum was present, as appears from records of the Corporation; and that such resolutions have not been annulled, rescinded or amended in any manner and are in full force and effect.

           IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of said Corporation and affixed its Corporate seal this 24th day of May, 2001.

                                        /s/ Leonard R. Prange
                                        ----------------------------------------
                                        Leonard R. Prange, Secretary



           [Corporate Seal]
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           WHEREAS, the Corporation has entered into an Agreement and Plan of
Merger with AccuMed International, Inc., a Delaware corporation ("AccuMed") and AccuMed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Acquisition"), pursuant to which AccuMed will merge with and into Acquisition and the stockholders of AccuMed will receive up to 4,000,000 shares of the Corporation's common stock, par value $.001 per share ("Common Stock") in said merger (the "Shares").

           NOW, THEREFORE, BE IT RESOLVED, that the Corporation cause the Shares to be registered under the Securities Act of 1933, as amended, and that the Corporation and its officers and directors do or cause to be done all acts and things deemed necessary to comply with said Act or any requirements of the Securities and Exchange Commission (the "SEC") in respect thereof for the purpose of registering the Shares of common stock under said Act, including the preparation, execution and filing of an appropriate registration statement (the "Registration Statement") and any and all amendments and exhibits thereto;

           FURTHER RESOLVED, that Leonard R. Prange is hereby designated as agent for service of process to be named in the Registration Statement and to receive notices and communications from the SEC in connection therewith;

           FURTHER RESOLVED, that the Chairman of the Board and the President of the Corporation be and each is hereby authorized and empowered to execute powers of attorney in such form as he shall deem appropriate, constituting and appointing Peter R. Gombrich and Leonard R. Prange, with full power to each of them to act alone, as the true and lawful attorneys and agents of the Corporation and its officers, with full power of substitution and resubstitution to each of said attorneys, to execute and file with the SEC, in the name and on behalf of the Corporation and any such officer, the Registration Statement and any amendments or exhibits thereto, and any and all other documents as may be necessary or appropriate to comply with the Securities Act of 1933, as amended, in connection with the registration of the Shares;

           FURTHER RESOLVED, that the Chairman of the Board and the President of the Corporation, with full power to each of them to act alone, be and each is hereby authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as any such officer may deem advisable; that any such officer be and each is hereby authorized to perform on behalf of the Corporation any and all such acts as he may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; that the execution by any such officer of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish his authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and that any resolutions required to be adopted by any such jurisdictions in connection with such registration or qualification of the Shares shall be considered as adopted hereby;

           FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the Chairman of the Board or President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.